Exhibit 99.1


                                  CERTIFICATION



     I, James Charles, certify that:

     1. I have read this quarterly report on Form 10-QSB of Clamshell Enterprises, Inc.;

     2. To my knowledge the information in this report is true in all important respects as of June 30, 2002; and

     3. This report contains all information about the company of which I am aware that I believe important to a reasonable investor, in light of the subjects required to be addressed in this report as of June 30, 2002.

For purposes of this certification, information is "important to a reasonable investor" if:

     (a) There is a substantial likelihood that a reasonable investor would view the information as significantly altering the total mix of information in the report; and

     (b) The report would be misleading to a reasonable investor if the information was omitted from the report.

Date: August 13, 2002

                                               /s/  James Charles
                                               ---------------------------------
                                                    James Charles, President